EX-99.2

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Annual Segment Financial Summary Information (Fiscal Years Ended June 30, 2005 - 2007)
(Amounts in Millions)

			Net Sales	Earnings Before Income Taxes	Net Earnings
Beauty	Beauty	2007	$17,889	$3,440	$2,611
		2006	16,687	3,262	2,412
		2005	15,909	3,051	2,184

	Grooming	2007	7,437	1,895	1,383
		2006	5,114	1,176	846
		2005	10	4	3

Health and Well-Being	Health Care	2007	13,381	3,365	2,233
		2006	11,831	2,785	1,829
		2005	9,880	2,132	1,376

	Snacks, Coffee and Pet Care	2007	4,537	759	477
		2006	4,383	627	385
		2005	4,314	714	444

Household Care	Fabric Care and Home Care	2007	21,469	4,650	3,127
		2006	18,918	3,905	2,609
		2005	15,796	3,186	2,129

	Baby Care and Family Care	2007	12,726	2,291	1,440
		2006	11,972	2,071	1,299
		2005	11,652	1,924	1,197

Corporate		2007	(963)	(1,690)	(931)
		2006	(683)	(1,413)	(696)
		2005	(820)	(1,030)	(410)

Total Company		2007	76,476	14,710	10,340
		2006	68,222	12,413	8,684
		2005	56,741	9,981	6,923